Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-86614, 33-55904, 333-43670, 333-86840, 333-111293 and 333-117924, each on Form S-8 and Registration No. 333-119721 on Form S-3 of our report dated March 14, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No.109, effective January 1, 2007, and the adoption of statement of Financial Accounting Standards No.123(R), Share-Based Payment, effective January 1, 2006) relating to the consolidated financial statements of LoJack Corporation and subsidiaries and of our report dated March 14, 2008 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of LoJack Corporation for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 14, 2008

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